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                                                                Exhibit 23(m)(4)

                                 [PROFUNDS LOGO]

Profunds Distributors, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-3035

             FORM OF DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
                           FOR NASD REGISTERED MEMBERS

Ladies and Gentlemen:

ProFunds (the "Trust") is an open-end management investment company organized as a Delaware business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). On behalf of each of the ProFund series of the Trust identified in Schedule A, as amended from time to time ("Funds"), the Trustees of the Trust have adopted a Distribution and Service Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act that, among other things, authorizes ProFunds Distributors, Inc. (the "Distributor"), as principal underwriter of the shares of the Funds, to enter into this Agreement with you (the "Authorized Firm"), concerning the financing of activities and services (collectively, "Services") set forth in
Section 2 on behalf of your clients, members, or customers ("Customers") who may from time to time be investors, or prospective investors, in the Service Class shares (the "Shares") of the Funds. The terms and conditions of this Agreement are as follows:

1.        REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1. Reference is made to the prospectus for the Shares of each Fund as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the fees payable to you under Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.

2.   SERVICES OF AUTHORIZED FIRM.

2.1 The Authorized Firm is hereby authorized and may from time to time undertake to perform, or arrange for the performance of, some or all of the following non-exclusive list of Services:

          .    the provision of personal and continuing services to beneficial owners of Shares;
          .    receiving, aggregating and processing purchase, exchange and redemption orders of shareholders;
          .    providing and maintaining retirement plan records; o

                                        1

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          .    communicating periodically with shareholders concerning
               administrative issues relating to their accounts, and answering questions and handling correspondence from shareholders about their accounts;
          .    maintaining account records and providing beneficial owners with account statements;
          .    processing dividend payments for Shares held beneficially;
          .    providing sub-accounting services for Shares held beneficially;
          .    issuing shareholder reports and transaction confirmations;
          .    forwarding shareholder communications to beneficial owners of
               Shares;
          .    receiving, tabulating and transmitting proxies executed by beneficial owners of Shares;
          .    performing daily investment ("sweep") functions for shareholders;
          .    providing investment advisory services;
          .    general account administration activities;
          .    advertising, preparation of sales literature and other
               promotional materials, and related printing and distribution expenses;
          .    paying employees or agents of the distributor of the Shares, other securities broker-dealers, sales personnel, or "associated persons" of the Trust who engage in or support the provision of services to investors and/or distribution of the Shares,
               including salary, commissions, telephone, travel and related overhead expenses;
          .    incurring expenses of training sales personnel regarding the
               Funds;
          .    preparing, printing and distributing prospectuses, statements of additional information and reports to prospective investors;
          .    organizing and conducting sales seminars and meetings;
          .    paying fees to one or more Authorized Firms in respect of the average daily value of Shares beneficially owned by investors for whom the Authorized Firm is the dealer of record or holder of record, or beneficially owned by shareholders with whom the Authorized Firm has a servicing relationship;
          .    incurring costs and expenses in implementing and operating the
               Plan, including capital or other expenses of associated equipment, rent, salaries, bonuses, interest, and other overhead or financing charges; and
          .    such other similar activities and services as determined by the
               Trust's Board of Trustees from time to time.

2.2. The Authorized Firm is specifically authorized to distribute the Prospectus and Statement of Additional Information and sales material received from the Distributor. No person is authorized to distribute any other sales material relating to a Fund without the Distributor's prior written approval. The Authorized Firm further agrees to deliver, upon the Distributor's request, copies of any relevant amended Prospectus and Statement of Additional Information to shareholders of the Trust to whom it has sold Shares. As agent for its customers, the Authorized Firm shall not withhold placing customers' orders for any Shares so as to profit itself as a result of such withholding and shall not purchase any Shares from the Distributor except for the purpose of covering purchase orders already received.

          Notice will be given to the Authorized Firm of any repurchase or redemption within ten days of the date on which the tender of Shares for redemption is delivered to the Distributor or to the Trust. Neither party to this Agreement shall purchase any Shares

                                        2

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          from a record holder at a price lower than the net asset value next computed by or for the Trust. Nothing in this subparagraph shall prevent the Authorized Firm from selling Shares for the account of a record holder to the Distributor or the Trust and charging the investor a fair commission for handling the transaction. Any order placed by the Authorized Firm for the repurchase of Shares of a Fund is subject to the timely receipt by the Trust or its designee of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case the Authorized Firm agrees to be responsible for any loss resulting to the Trust or to the Distributor from such cancellation.

          The Distributor will furnish the Authorized Firm, upon request, with offering prices for the Shares in accordance with the then-current Prospectuses for the Funds, and the Authorized Firm agrees to quote such prices subject to confirmation by the Distributor on any Shares offered to the Authorized Firm for sale. The public offering price shall equal the net asset value per Share of a Fund plus a front-end sales load, if applicable. For Funds with a front-end sales load, the Authorized Firm will receive a discount from the public offering price as outlined in the current Prospectus. For Funds with a contingent deferred sales load, the Authorized Firm will receive from the Distributor, or a paying agent appointed by the Distributor or the Trust, a commission in the amount shown in Schedule B. The Distributor reserves the right to waive sales charges. Each price is always subject to confirmation, and will be based upon the net asset value next computed after receipt by the Trust or its designee of an order that is in good form. The Authorized Firm acknowledges that it is its responsibility to date and time stamp all orders received by it and to transmit such orders promptly to the Trust or its designee. The Authorized Firm further acknowledges that any failure to promptly transmit such orders that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be its sole responsibility. The Distributor reserves the right to terminate this Agreement at any time, effective immediately, if any Shares shall be offered for sale by the Authorized Firm at less than the then-current offering price determined by or for the applicable Fund.

          With respect to orders that are placed for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Trust within three (3) business days after acceptance of the order. If payment is not so received or made, the Distributor reserves the right to cancel the sale, or, at its option, to sell the Shares to the Funds at the then prevailing net asset value. In this event or in the event that the Authorized Firm cancels the trade for any reason, the Authorized Firm agrees to be responsible for any loss resulting to the Funds or to the Distributor from its failure to make payments as aforesaid. The Authorized Firm shall not be entitled to any gains generated thereby.

          The Authorized Firm shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify the Distributor against any claims by its customers as a result of its failure to properly transmit their instructions. In addition, the Authorized Firm agrees to guarantee the signatures of its customers when such guarantee is required by the Prospectus of a Fund. In that connection, the Authorized Firm agrees to indemnify and hold harmless all persons, including the Distributor and the Funds' Transfer Agent, against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

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2.3.      The Authorized Firm will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Authorized Firm's business, or any personnel employed by the Authorized Firm) as may be reasonably necessary or beneficial in order to provide such Services.

2.4. The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to any exchange privileges described in the Fund's prospectus) shall be the applicable minimum amount set forth in the prospectus of such Fund, and no order for less than such amount shall be accepted by the Authorized Firm. The procedures relating to the handling of orders shall be subject to instructions which the Distributor shall forward from time to time to the Authorized Firm. All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to the Authorized Firm for the account of any Customer or Customers.

2.5. In no transaction shall the Authorized Firm act as dealer for its own account; the Authorized Firm shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement, the Authorized Firm will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, the Distributor or any dealer of the Shares in any matter or in any respect. No person is authorized to make any representations concerning the Trust or a Fund's Shares except those representations contained in the Fund's then-current prospectus and statement of additional information and in such printed information as the Trust may subsequently prepare.

2.6. The Authorized Firm and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Authorized Firm's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable pursuant to Section 3 of this Agreement will provide to the Trust's Board of Trustees, and the Trust's Trustees will review at least quarterly, a written report of the amounts so expended and describe the purposes for which the expenditures are made.

          In addition, the Authorized Firm will furnish to the Distributor or its designees such information as the Distributor or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of Services as described herein), and will otherwise cooperate with the Distributor and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

3.        FEES.

3.1.1 In consideration of the costs and expenses of furnishing the Services and facilities provided by the Authorized Firm hereunder, and subject to the limitations of applicable law and regulations and the rules of the National Association of Securities Dealers, Inc. ("NASD'), the Authorized Firm will be compensated and/or reimbursed (as applicable)

                                        4

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          monthly at an annual rate of up to, but not more than, 1.00% of the average daily net assets of each Fund attributable to the Fund's Shares which are attributable to or held in the name of the Authorized Firm for its Customers. The fee will not be paid to the Authorized Firm with respect to Shares of a Fund that are redeemed or repurchased by the Trust within seven business days of receipt of confirmation of such sale.

3.2 The fee rate with respect to any Fund may be prospectively increased or decreased by the Distributor, in its sole discretion, at any time upon notice to the Authorized Firm.

4.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1 The Authorized Firm agrees to comply with all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission, and the Conduct Rules of the NASD. The Authorized Firm has received a list of the states or other jurisdictions in which Shares of the Funds have been registered for sale under, or otherwise qualified for sale pursuant to, the respective securities laws of such states and jurisdictions. The Authorized Firm agrees that it will not offer a Fund's Shares to persons in any jurisdiction in which such Shares are not registered or otherwise qualified for sale.

4.2 The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self regulatory organizations, including 3011 of the NASD, in all relevant respects.

4.3 By written acceptance of this Agreement, the Authorized Firm represents, warrants, and agrees that, to the extent required by law:
          (i) the Authorized Firm has all necessary qualifications, authorizations and/or registrations relating to the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement; (ii) the Authorized Firm will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of any fees that the Authorized Firm may charge directly to Customers for services it performs in connection with investments in the Trust on the Customer's behalf; and (iii) any and all compensation payable to the Authorized Firm by Customers in connection with the investment of their assets in the Trust will be disclosed by the Authorized Firm to Customers and will be authorized by Customers and will not result in an excessive fee to the Authorized Firm.

4.4. The Authorized Firm agrees to comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, and the 1940 Act. The Distributor has furnished the Authorized Firm with a list of the states or other jurisdictions in which the Trust believes the Shares of the Funds are qualified for sale, and the Authorized Firm agrees that it will not purchase a Fund's Shares on behalf of a

                                        5

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          Customer's account in any jurisdiction in which such Shares are not qualified for sale. The Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Distributor relating to the services provided by it pursuant to the terms of this Agreement.

4.5. The Authorized Firm agrees that under no circumstances shall the Distributor or the Trust be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Plan.

5.        EXCULPATION; INDEMNIFICATION.

5.1 The Distributor shall not be liable to the Authorized Firm and the Authorized Firm shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Authorized Firm of compliance with any applicable law, rule, or regulation.

5.2 The Authorized Firm will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Authorized Firm.

6.        EFFECTIVE DATE; TERMINATION

6.1 This Agreement will become effective with respect to each Fund on the date of its acceptance by the Authorized Firm. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until terminated in accordance with its terms, provided that the continuance of the Plan is specifically approved at least annually in accordance with the terms of the Plan.

6.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the Plan. This Agreement may be terminated with respect to any Fund by the Distributor or by the Authorized Firm, without penalty, upon sixty days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the Plan Trustees (as defined in the Plan) or a majority of the outstanding Shares of a Fund on sixty days' written notice.

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7.        GENERAL.

7.1 All notices and other communications to either the Authorized Firm or the Trust will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth below or at such other address as either party may provide in writing to the other party:

          if to the Distributor:     ProFunds Distributors, Inc
                                     3435 Stelzer Road
                                     Suite 1000
                                     Columbus, Ohio 43219-3035
                                     Attn: President

          if to the Authorized Firm:
                                        _______________________________

                                        _______________________________

                                        _______________________________

7.2 The Distributor may enter into other similar agreements for the provision of Services with any other person or persons without the Authorized Firm's consent.

7.3 Upon receiving the written consent of the Distributor, the Authorized Firm may, at its expense, subcontract with any entity or person concerning the provision of the Services contemplated hereunder; provided, however, that the Authorized Firm shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Authorized Firm shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4 This Agreement supersedes any other agreement between the Distributor and the Authorized Firm relating to the Services described herein in connection with a Fund's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

                                               ProFunds Distributors, Inc.


                                               By:
                                                   -----------------------------
                                               Title:
                                                      --------------------------

The foregoing Agreement is hereby accepted:

----------------------------------------
Authorized Firm

By:
       ---------------------------------
Title:
       ---------------------------------
Date:
       ---------------------------------

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                                 [PROFUNDS LOGO]

Profunds Distributors, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-3035

                     FORM OF SHAREHOLDER SERVICES AGREEMENT
                              FOR NON-NASD MEMBERS

Ladies and Gentlemen:

     The Board of Trustees of ProFunds (the "Trust"), an open-end management investment company organized as a Delaware business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"), on behalf of the holders of Service Shares ("Shares") of each of the investment portfolios of the Trust (individually, a "Fund" and collectively, the "Funds", identified in Exhibit A, as amended from time to time), have adopted a Distribution and Service Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act for the Shares which, among other things, authorizes ProFunds Distributors, Inc. (the "Distributor"), as principal underwriter of the Shares of the Funds, to enter into this Agreement with you (the "Authorized Firm"), concerning the provision of service activities to your clients, members, or customers ("Customers") who may from time to time beneficially own such Funds' Shares. The terms and conditions of this Agreement are as follows:

1.   REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1 Reference is made to the prospectus for the Shares of each Fund (individually, a "Prospectus" and collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the fees payable to you under Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.

2.        SERVICES AS AUTHORIZED FIRM.

2.1 The Authorized Firm is hereby authorized and may from time to time undertake to perform support services to Customers in connection with investments in the Shares of a Fund, which services may include, but are not limited to: the provision of personal, continuing services to investors in each Fund; receiving, aggregating and processing purchase and redemption orders; providing and maintaining retirement plan records; communicating periodically with shareholders and answering questions and handling correspondence from shareholders about their accounts;

          acting as the sole shareholder of record and nominee for shareholders; maintaining account records and providing beneficial owners with account statements; processing dividend payments; issuing shareholder reports and transaction confirmations; providing subaccounting services for Fund shares held beneficially; forwarding shareholder communications to beneficial owners; receiving, tabulating and transmitting proxies executed by beneficial owners; general account administration activities; and providing such other similar services as the Trust may reasonably request to the extent the Authorized Firm is permitted to do so under applicable statutes, rules, or regulations. Overhead and other expenses of the Authorized Firm related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

2.2 The Authorized Firm will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Authorized Firm's business, or any personnel employed by the Authorized Firm) as may be reasonably necessary or beneficial in order to provide such support services with respect to a Fund's Shares.

2.3 The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to any exchange privileges described in the Fund's Prospectus) shall be the applicable minimum amount set forth in the Prospectus of such Fund, and no order for less than such amount shall be accepted by the Authorized Firm. The procedures relating to the handling of orders shall be subject to instructions which the Trust shall forward from time to time to the Authorized Firm. All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to the Authorized Firm for the account of any Customer or Customers.

2.4 In no transaction shall the Authorized Firm act as dealer for its own account; the Authorized Firm shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement, the Authorized Firm will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Trust or any dealer of the Shares in any matter or in any respect. No person is authorized to make any representations concerning the Trust or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and Statement of Additional Information and in such printed information as the Trust or Distributor may subsequently prepare.

2.5 The Authorized Firm and its employees will, upon request, be available during normal business hours to consult with the Distributor, the Trust or its designees concerning the performance of the Authorized Firm's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable pursuant to Section 3 of this Agreement will provide to the Trust's Board of Trustees, and the Trust's Trustees will review at least quarterly, a written report of the amounts so expended.

          In addition, the Authorized Firm will furnish to the Distributor, the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of support services with respect to Shares described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

3.        FEES.

3.1 In consideration of the costs and expenses of furnishing the services and facilities provided by the Authorized Firm hereunder, and subject to the limitations of applicable law and regulations, the Authorized Firm will be compensated monthly at an annual rate of up to but not more than 0.25% of the average daily net assets of the Fund attributable to the Fund's Shares which are attributable to or held in the name of the Authorized Firm for its Customers. However, no such fee shall be due to the Authorized Firm until the Distributor receives such fee payments from the applicable Fund. In addition, the fee will not be paid to the Authorized Firm with respect to Shares of a Fund that are redeemed or repurchased by the Trust within seven business days of receipt of confirmation of such sale.

3.2 The fee rate with respect to any Fund may be prospectively increased or decreased by the Distributor , in its sole discretion, at any time upon notice to the Authorized Firm.

4.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1 By written acceptance of this Agreement, the Authorized Firm represents, warrants, and agrees that: (i) the Authorized Firm will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of any fees that the Authorized Firm may charge directly to Customers for services it performs in connection with investments in the Trust on the Customer's behalf; and (ii) any and all compensation payable to the Authorized Firm by Customers in connection with the investment of their assets in the Trust will be disclosed by the Authorized Firm to Customers and will be authorized by Customers and will not result in an excessive fee to the Authorized Firm.

4.2 The Authorized Firm agrees to comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the Rules and Regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, and the 1940 Act. Upon request, the Distributor will furnish the Authorized Firm with a list of the states or other jurisdictions in which the Distributor believes the Shares of the Funds are qualified for sale, and the Authorized Firm agrees that it will not purchase a Fund's Shares on behalf of a Customer's account in any jurisdiction in which such Shares are not qualified for sale. The Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Distributor relating to the services provided by it pursuant to the terms of this Agreement.

4.3 The Authorized Firm is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("U.S.A. Patriot Act") and the Bank Secrecy Act (collectively, the "AML Acts") or it shall perform the services under this Agreement as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it has adopted and implemented and shall continue to administer a program in compliance with the AML Acts and applicable anti-money laundering rules of self regulatory organizations, such as NASD Rule 3011, in all relevant respects.

4.4 The Authorized Firm agrees that under no circumstances shall the Distributor be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Plan.

5.        EXCULPATION; INDEMNIFICATION.

5.1 The Distributor shall not be liable to the Authorized Firm and the Authorized Firm shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Authorized Firm of compliance with any applicable law, rule, or regulation.

5.2 The Authorized Firm will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of the Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Authorized Firm.

6.        EFFECTIVE DATE; TERMINATION.

6.1 This Agreement will become effective with respect to each Fund on the date of its acceptance by the Authorized Firm. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until terminated in accordance with its terms, provided that the continuance of the Plan is specifically approved at least annually in accordance with the terms of the Plan.

6.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) or upon the termination of the Distributor's distribution agreement with the Trust. This Agreement may be terminated with respect to any Fund by the Trust or by the Authorized Firm, without penalty, upon sixty days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the Plan Trustees or a majority of the outstanding Shares of a Fund on sixty days' written notice.

7.        GENERAL.

7.1 All notices and other communications to either the Authorized Firm or the Distributor will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

7.2 The Distributor may enter into other similar agreements for the provision of Shareholder support services with any other person or persons without the Authorized Firm's consent.

7.3 Upon receiving the consent of the Distributor, the Authorized Firm may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that the Authorized Firm shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Authorized Firm shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4 This Agreement supersedes any other agreement between the Distributor and the Authorized Firm relating to support services in connection with a Fund's Shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

                                               ProFunds Distributors, Inc.

                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------

The foregoing Agreement is hereby accepted:

-------------------------------------------
Authorized Firm

By:
Name:
Title:
Date:
     --------------------------------------